Exhibit 99.1

Sylvia Hermina Joins Aditxt’s Board of Directors, Elevating Leadership with Broader Perspectives

Mountain View, CA October 29, 2024 - Aditxt, Inc. (“Aditxt” or the “Company”) (NASDAQ: ADTX), a social innovation platform dedicated to accelerating promising health innovations, today announced the appointment of Sylvia Hermina to its Board of Directors. With over 20 years of experience advising public companies on corporate governance, mergers and acquisitions, and shareholder relations, Ms. Hermina brings a wealth of expertise in fostering effective and impactful engagement between management teams and stakeholders.

Throughout her career, Ms. Hermina has advised NYSE and NASDAQ listed companies on governance best practices and developed communication strategies tailored to retail and institutional investors. As Senior Vice President at Kingsdale Advisors, Inc., she has spearheaded the firm’s U.S. expansion, led strategic initiatives for mergers and acquisitions, and provided essential guidance on shareholder activism preparedness.

“We are thrilled to welcome Sylvia to our Board, especially at this defining stage,” said Amro Albanna, Co-Founder, Chairman, and CEO of Aditxt. “As we accelerate our current immune and precision health missions and expand into women’s health, it is vital to ensure that women’s perspectives and voices are represented at the highest level of decision-making. Sylvia’s knowledge and belief of Aditxt and its mission and extensive governance background will be an invaluable asset as we continue to scale our business and accelerate the growth of our programs.”

Ms. Hermina added, “I am delighted to join Aditxt’s Board of Directors and collaborate with the team to drive the company’s vision and growth. I look forward to working with the Board and management to support the breakthroughs that could potentially change people's lives worldwide while concurrently driving long-term shareholder value.”

About Aditxt, Inc.

Aditxt, Inc.® is a social innovation platform dedicated to accelerating promising health innovations. Aditxt’s ecosystem of research institutions, industry partners, and shareholders collaboratively drives their mission to "Make Promising Innovations Possible Together." The innovation platform is the cornerstone of Aditxt’s strategy, where multiple disciplines drive disruptive growth and address significant societal challenges. Aditxt operates a unique model that democratizes innovation, ensures every stakeholder’s voice is heard and valued and empowers collective progress.

Aditxt currently operates two programs focused on immune health and precision health. The Company plans to introduce two additional programs dedicated to public health and women’s health. For these, Aditxt has entered into an Arrangement Agreement with Appili Therapeutics, Inc. (“Appili”) (TSX: APLI; OTCPink: APLIF), which focuses on infectious diseases, and a Merger Agreement with Evofem Biosciences, Inc. (OTCQB: EVFM). Each program will be designed to function autonomously while collectively advancing Aditxt’s mission of discovering, developing, and deploying innovative health solutions to tackle some of the most urgent health challenges. The closing of each of the transactions with Appili and Evofem is subject to several conditions, including but not limited to approval of the transactions by the respective target shareholders and Aditxt raising sufficient capital to fund its obligations at closing. No assurance can be provided that all of the conditions to closing will be obtained or satisfied or that either of the transactions will ultimately close.

For more information, www.aditxt.com.

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Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s ability to finance and execute its strategic M&A initiatives; the Company’s ability to obtain the necessary funding and partner to commence clinical trials; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth, and strategies; the Company’s ability to raise additional capital; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in Aditxt’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations Contact:

Mary O’ Brien

mobrien@aditxt.com

(516) 753-9933